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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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                               LENNAR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                            95-4337490
(STATE OR OTHER JURISDICTION                              (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)


                           700 NORTHWEST 107TH AVENUE
                              MIAMI, FLORIDA 33172
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


              TITLE OF EACH CLASS                        NAME OF EACH EXCHANGE ON WHICH
              TO BE SO REGISTERED                        EACH CLASS IS TO BE REGISTERED
              -------------------                        ------------------------------
Class B Common Stock, par value $.10 per share              New York Stock Exchange

If this Form relates to the               If this Form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(b) of the
Exchange Act and is effective             Exchange Act and is effective
pursuant to General Instruction A. (c),   pursuant to General Instruction A. (d)
check the following box /x/               check the following box /   /


SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-65244

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT: NONE
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The securities of Lennar Corporation (the "Registrant") to be registered on the New York Stock Exchange are the Registrant's Class B Common Stock, par value $.10 per share (the "Class B Common Stock").

The description of the Registrant's Class B Common Stock, par value $0.10 per share, to be registered hereunder is contained in the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on March 10, 2003. The description of the Class B Common Stock, as set forth in the Definitive Proxy Statement, is incorporated herein by reference.

ITEM 2. EXHIBITS

The following exhibit is filed with this Form 8-A:

      1.1 Certificate of Amendment of Certificate of Incorporation of Lennar Corporation, dated April 8, 2003.
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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on April 8, 2003.

                                    Lennar Corporation

                                    /s/ David B. McCain
                                    -------------------------
                                    By:     David B. McCain
                                    Title:  Secretary